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                                                                    Exhibit 21.1



                      FORWARD AIR CORPORATION SUBSIDIARIES

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
                                                      State of Incorporation
                                                      ----------------------

FAF, Inc.                                                     Tennessee

Forward Air, Inc.                                             Tennessee

Forward Air International Airlines, Inc.                      Tennessee

Forward Air Royalty Company                                   Delaware

Forward Air Licensing Company                                 Delaware

Logistics Technology, Inc.                                    Tennessee

Transportation Properties, Inc.                               Tennessee
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